Exhibit 4.2

Certificate A-

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A DEPOSIT AGREEMENT, DATED AS OF JANUARY 31, 2013 (THE “DEPOSIT AGREEMENT”), AMONG THE CORPORATION, WELLS FARGO BANK, N.A., AS DEPOSITARY, AND THE HOLDERS FROM TIME TO TIME OF DEPOSITARY RECEIPTS DESCRIBED THEREIN. NO TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES MAY OCCUR UNLESS PERMITTED BY THE DEPOSIT AGREEMENT.

FIRST HORIZON NATIONAL CORPORATION

Incorporated Under the Laws of the State of Tennessee

SHARES NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

          This is to certify that                , as Depositary under the Deposit Agreement, is the registered owner of         fully paid and non-assessable shares of the Non-Cumulative Perpetual Preferred Stock, Series A, without par value but having a liquidation preference of $100,000 per share, of First Horizon National Corporation, a Tennessee corporation (the “Corporation”), the terms of which are provided for in the Corporation’s Restated Charter including the Articles of Amendment of the Non-Cumulative Perpetual Preferred Stock, Series A, transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Charter and the By-laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar for the Series A Preferred Stock.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

By:			By:

	Name:	D. Bryan Jordan		Name:	Clyde A. Billings, Jr.
	Title:	President and Chief Executive Officer		Title:	Senior Vice President, Assistant General Counsel & Corporate Secretary

(SEAL)

Countersigned and Registered:

Wells Fargo Bank, N.A., as Transfer Agent and Registrar

By:

(REVERSE OF CERTIFICATE)
FIRST HORIZON NATIONAL CORPORATION

          THE CORPORATION WILL FURNISH IN WRITING AND WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DEPOSIT AGREEMENT AND THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Custodian)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________ hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_________________________ (_______________) shares represented by this Certificate and do(es) hereby irrevocably constitute and appoint _____________________, Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: ____________________, _________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever

Signature(s) Guaranteed:

The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s Transfer Agent.